Exhibit 99.1

(1) On February 19, 2004, Insight Capital Partners III, L.P. ("ICP III"), Insight Capital Partners III-Co-Investors, L.P. ("ICP III CO) and Insight Capital Partners III (Cayman), L.P. ("ICP III Cayman", and together with ICP III and ICP III CO, the "Insight Funds") sold an aggregate 145,000 shares of the Issuer's Common Stock (the "Common Stock") in open market transactions as follows:

                                                             Price Per
                                                             ---------
                       Trade       Shares                       Share
                       -----       ------                       -----

                         1         25,000                        $7.55

                         2         15,000                         7.60

                         3         10,000                         7.64

                         4         65,000                         7.75

                         5          5,000                         7.80

                         6         10,000                         7.81

                         7         15,000                         7.85

                   --------------- ------------------- ----------------
                       Total
                                   145,000

(2) On February 20, 2004, the Insight Funds sold an aggregate 7,500 shares of Common Stock in open market transactions as follows:

                                                             Price Per
                                                             ---------
                       Trade       Shares                       Share
                       -----       ------                       -----

                         1         5,000                         $7.80

                         2         2,500                          7.75

                   --------------- ------------------- ----------------
                       Total              7,500

(3) The amount listed reflects the beneficial ownership, following the reported transactions, of the Issuer's securities owned by ICP III, all of which may be deemed attributable to Insight Venture Associates III, LLC, the general partner of each of the Insight Funds (the "Insight GP), because the Insight GP is the sole general partner of ICP III.

(4) The amount listed reflects the beneficial ownership, following the reported transactions, of the Issuer's Securities owned by ICP III CO, all of which may be deemed attributable to the Insight GP because the Insight GP is the sole general partner of ICP III CO.

(5) The amount listed reflects the beneficial ownership, following the reported transactions, of the Issuer's Securities owned by ICP III Cayman, all of which may be deemed attributable to the Insight GP because Insight GP is the sole general partner of ICP III Cayman.

(6) The amount listed reflects the beneficial ownership, following the reported transactions, of the Issuer's Securities owned by the Insight Funds, all of which may be deemed attributable to the Insight GP because the Insight GP is the sole general partner of each of the Insight Funds.

(7) The amount listed reflects the beneficial ownership, following the reported transactions, of the Issuer's Securities owned by the Insight Funds and the Insight GP, a portion of which is attributable to Jeffrey Horing because Jeffrey Horing is a managing member of the Insight GP. Jeffrey Horing disclaims beneficial ownership of such securities, except to the extent of his pecuniary interest therein, which may not be readily determinable. The amount reported does not include 15,805 shares owned by Jeffrey Horing on an individual basis and not beneficially owned by the Insight GP.

(8) The amount listed reflects the beneficial ownership, following the reported transactions, of the Issuer's Securities owned by the Insight Funds and the Insight GP, a portion of which is attributable to Jerry Murdock because Jerry Murdock is a managing member of the Insight GP. Jerry Murdock disclaims beneficial ownership of such securities, except to the extent of his pecuniary therein, which may not be readily determinable. The amount reported does not include 52,693 shares owned by Jerry Murdock on an individual basis and not beneficially owned by the Insight GP.

(9) The amount listed includes the respective proportionate percentage of 7,250 shares of common stock, which were granted to Jerry Murdock in his former capacity as a Director of the Issuer. Mr. Murdock has made an effective election to defer the actual issuance of such shares. Mr. Murdock has assigned all of his rights to these shares, and any additional shares granted to him in his capacity as a Director of the Issuer, to the Insight Funds.